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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report with respect to the combined financial statements of San Antonio College of Medical and Dental Assistants, Inc. and Career Centers of Texas -- El Paso, Inc., dated March 12, 1996, except for Note 1, as to which the date is August 2, 1996, in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-33025) of Educational Medical, Inc. for the registration of 723,379 shares of its Common Stock.


                                              /s/ Tsakopulos Brown Schott &
                                                        Anchors

San Antonio, Texas


September 22, 1997